POWER OF ATTORNEY
	This statement confirms that I have authorized and designated James L. Chosy,
Sara Gross Methner and Cortney Dawson,
and each of them, as my attorney-in-fact to execute and file on my behalf all Forms 3 (Initial Statement of Beneficial Ownership of Securities), Forms 4 (Statement of Changes in Beneficial Ownership of Securities) and Forms 5 (Annual Statement of Changes in Beneficial
Ownership), including any and all amendments thereto, that I may be required to file with the Securities and Exchange Commission as a result of my ownership of or transactions in securities of Piper Jaffray
Companies. This power of attorney shall continue in effect until I am no longer required to file Forms 4 and 5 with regard to my ownership of or transactions in securities of Piper Jaffray Companies, unless I earlier revoke this power of attorney in a writing delivered to the above-named attorneys-in-fact. I acknowledge that the above-named attorneys-in-fact are not assuming any of my responsibilities to comply with Section 16 of the Securities Exchange
Act of 1934.

Dated: December 12, 2003

/s/ B. Kristine Johnson
Signature

B. Kristine Johnson
Printed Name